Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher J. Walsh, Dannette L. Smith and Kuai H. Leong, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us and in our names in the capacities indicated below, a registration statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the UnitedHealth Group 1993 Employee Stock Purchase Plan with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the date set forth below.

/s/ William C. Ballard, Jr.	/s/ Douglas W. Leatherdale
William C. Ballard, Jr.	Douglas W. Leatherdale
Director	Director
Dated: May 23, 2011	Dated: May 23, 2011

/s/ Richard T. Burke	/s/ Glenn M. Renwick
Richard T. Burke	Glenn M. Renwick
Director	Director
Dated: May 23, 2011	Dated: May 23, 2011

/s/ Robert J. Darretta	/s/ Kenneth I. Shine, M.D.
Robert J. Darretta	Kenneth I. Shine, M.D.
Director	Director
Dated: May 23, 2011	Dated: May 23, 2011

/s/ Michele J. Hooper	/s/ Gail R. Wilensky, Ph.D.
Michele J. Hooper	Gail R. Wilensky, Ph.D.
Director	Director
Dated: May 23, 2011	Dated: May 23, 2011

/s/ Rodger A. Lawson
Rodger A. Lawson
Director
Dated: May 23, 2011